Exhibit 8.1

	30 ROCKEFELLER PLAZA NEW YORK, NEW YORK 10112-4498 TEL +1 212.408.2500 FAX +1 212.408.2501 www.bakerbotts.com	ABU DHABI AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON
May 11, 2012

Monitronics International, Inc. 2350 Valley View Lane, #100 Dallas, Texas 75234	TEL +1 212-408-2500 FAX +1 212-259-2501 www.bakerbotts.com

Ladies and Gentlemen:

We are acting as counsel to Monitronics International, Inc., a Texas corporation (“Monitronics”), and the guarantors listed on Schedule I attached hereto in connection with Monitronics’ offer to exchange (the “Exchange Offer”) $410,000,000 principal amount of 9.125% Senior Notes due 2020 that have been registered under the Securities Act of 1933, as amended (the “Act”) (the “Exchange Notes”) for any and all of the outstanding $410,000,000 principal amount of 9.125% Senior Notes due 2020 issued on March 23, 2012 that have not been registered under the Act (the “Original Notes”), pursuant to (i) the Registration Statement on Form S-4 (the “Registration Statement”) as filed by Monitronics on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Act, and (ii) the related prospectus (the “Prospectus”) that forms a part of the Registration Statement.

Subject to the assumptions, qualifications and limitations set forth in the discussion in the Prospectus under the caption “Material United States Federal Income Tax Considerations,” we confirm that such discussion, insofar as it concerns conclusions of law, constitutes our opinion as to the material U.S. federal income tax consequences relating to the exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer.

We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Registration Statement.  In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.
BAKER BOTTS L.L.P.

Schedule I

List of Guarantors

Subsidiary	Jurisdiction of Formation
Monitronics Canada, Inc.	Delaware
MI Servicer HC, LLC	Delaware
MI Servicer LP, LLC	Delaware
MI Servicer GP, LLC	Delaware
MIBU Servicer, Inc.	Delaware
Monitronics Security LP	Delaware
MI Funding HC, LLC	Delaware
MI Funding LP, LLC	Delaware
MI Funding GP, LLC	Delaware
Monitronics Funding LP	Delaware
Platinum Security Solutions, Inc.	Delaware